UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 24, 2008

InterDigital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11152	23-1882087
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

781 Third Avenue, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-878-7800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On November 24, 2008, InterDigital, Inc. ("InterDigital") issued a press release announcing that its wholly-owned subsidiary InterDigital Communications, LLC and patent licensing subsidiaries have entered into a binding term sheet with Samsung Electronics Co., Ltd. A copy of the press release is attached hereto as Exhibit 99.1. Pursuant to the term sheet, on November 24, 2008, the parties jointly filed a motion with the United States International Trade Commission ("USITC") requesting an immediate stay of the procedural schedule in the USITC investigation 337-TA-601 and to reset the target date in such investigation until June 9, 2009, or as soon thereafter as it may be scheduled, with the final initial determination date in such investigation to be reset for February 9, 2009, or as soon thereafter as it can be scheduled. On November 24, 2008, the Chief Administrative Law Judge issued an initial determination staying the current procedural schedule and resetting the target date to June 9, 2009, and resetting the final initial determination date to February 9, 2009.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

InterDigital, Inc. press release dated November 24, 2008.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InterDigital, Inc.

November 24, 2008	By:	/s/ Steven W. Sprecher

Name: Steven W. Sprecher
Title: General Counsel, Secretary and Government Affairs Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	InterDigital, Inc. Press Release Dated November 24, 2008